UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2018

AIT Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55759	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 East Gate Blvd., Suite 320 Garden City, NY 11530
(Address of Principal Executive Office)

516-665-8200

(Registrant's telephone number, including area code)

500 Mamaroneck Avenue, Suite 320

Harrison, NY 10528

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On August 10, 2018 (the “Execution Date”), AIT Therapeutics, Inc. (the “Company”) and Lincoln Park Capital Fund, LLC (“Lincoln Park”) entered into a purchase agreement (the “Purchase Agreement”), pursuant to which the Company has the right to sell to Lincoln Park shares of the Company’s common stock having an aggregate value of up to $20,000,000, subject to certain limitations and conditions set forth in the Purchase Agreement (the “Offering”). In consideration for entering into the Purchase Agreement, the Company paid Lincoln Park a commitment fee of $500,000.

Concurrently with the execution of the Purchase Agreement on the Execution Date, the Company and Lincoln Park also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) no later than the 40th business day following the Execution Date to register for resale by Lincoln Park the shares of common stock that may be issued and sold by the Company to Lincoln Park from time to time under the Purchase Agreement.

Under the terms of the Purchase Agreement, during the period beginning on the first business day after the Execution Date on which the Company has satisfied all of the conditions specified in the Purchase Agreement applicable thereto and ending on the earlier of (i) 30th business day immediately following the Execution Date and (ii) the third business day immediately prior to the date on which the Registration Statement is initially filed with the SEC, the Company shall have the right to sell (the “Initial Purchase”) to Lincoln Park up to a maximum of 117,000 shares of the Company’s common stock at $4.50 per share, which would result in gross proceeds to the Company of up to a maximum of $526,500, the actual gross proceeds from the Initial Purchase depending on the actual number of shares the Company determines to sell to Lincoln Park in the Initial Purchase, if any (the “Initial Purchase Amount”). Lincoln Park is only required to make one Initial Purchase provided that the Company may choose to sell any number of shares up to a maximum of 117,000 shares to Lincoln Park in the Initial Purchase, or may chose not to effect the Initial Purchase at all, in which case the Company would not receive any of the Initial Purchase Amount pursuant to the Initial Purchase and prior to the time the Company is eligible to commence other sales to Lincoln Park under the Purchase Agreement from and after the Commencement Date (defined below).

From and after the date on which the Company has satisfied all of the conditions specified in the Purchase Agreement applicable thereto (the “Commencement Date”), including that the Registration Statement has been declared effective by the SEC, and from time to time over the 36-month period following the Commencement Date and up to an aggregate amount of $20,000,000 of common stock, assuming the Company has not sold any shares of common stock to Lincoln Park in the Initial Purchase (or up to an additional $19,473,500 of shares of common stock, assuming the Company has sold the maximum of 117,000 shares of common stock to Lincoln Park in the Initial Purchase for the full Initial Purchase Amount of $526,500 in aggregate gross proceeds therefor) the Company has the right, from time to time, in its sole discretion, on any business day on which the closing sale price of the Company’s common stock is not below $1.00 per share (subject to adjustment as provided in the Purchase Agreement and subject to certain limitations as provided in the Purchase Agreement), to direct Lincoln Park to purchase up to 10,000 shares of common stock, with such amount increasing as the closing sale price of the of the common stock increases as set forth in the Purchase Agreement, provided Lincoln Park’s obligation under any single such purchase will not exceed $750,000 (each a “Regular Purchase”).

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If the Company directs Lincoln Park to purchase the maximum number of shares of common stock in a Regular Purchase and the closing sale price of the Company’s common stock is not less than $1.00 per share (subject to adjustment as provided in the Purchase Agreement), then in addition to such Regular Purchase, and subject to certain conditions and limitations in the Purchase Agreement, the Company may direct Lincoln Park to purchase an additional amount of common stock in an "accelerated purchase". Under certain circumstances, the Company may also direct Lincoln Park to purchase additional shares of common stock in multiple accelerated purchases on the same trading day.

The purchase price per share of common stock sold to Lincoln Park in Regular Purchases and accelerated purchases will be based on the market price of the Company's common stock at the time of the purchases in accordance with the Purchase Agreement.

Beginning on the business day following the Commencement Date and ending on the thirtieth business day immediately following the Commencement Date, the Company may deliver one tranche purchase notice requiring Lincoln Park to purchase at $4.50 per share such number of shares equal to 117,000 less the number of shares purchased by Lincoln Park in the Initial Purchase, if any.

The Company will control the timing and amount of any sales of its common stock to Lincoln Park. There is no upper limit on the price per share that Lincoln Park must pay for its common stock under the Purchase Agreement, but in no event will shares be sold to Lincoln Park in a Regular Purchase or an Accelerated Purchase if the closing price of the Company's common stock is less than $1.00 per share (subject to adjustment as set forth in the Purchase Agreement) on the applicable purchase date. In all instances, the Company may not sell shares of its common stock to Lincoln Park under the Purchase Agreement if it would result in Lincoln Park beneficially owning more than 4.99% of the Company's common stock.

Provided the Company does not enter into a transaction that would impair the ability or right of the Company to perform its obligations under the Purchase Agreement and Registration Rights Agreement, the Purchase Agreement does not limit the Company’s ability to raise capital from other sources at the Company’s sole discretion, except that (subject to certain exceptions) the Company may not enter into any variable rate transaction (as defined in the Purchase Agreement, including the issuance of any floating conversion rate or variable priced equity-like securities) until the later of: (i) the 36-month anniversary of the date of the Purchase Agreement and (ii) the 36-month anniversary of the Commencement Date (if the Commencement has occurred), in each case irrespective of any earlier termination of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and Lincoln Park, indemnification rights and other obligations of the parties. The Purchase Agreement automatically terminates (i) the first day of the month immediately following the 36-month anniversary of the Commencement Date or (ii) on the date that the Company sells and Lincoln Park purchases the full available amount under the Purchase Agreement. Subject to the terms of the Purchase Agreement, the Company also has the right to terminate the Purchase Agreement at any time, at no cost to the Company.

The Company expects to use the proceeds from the Offering for general corporate purposes, including development of the Company’s nitric oxide (NO) generator and delivery system for use with a breathing mask and ventilators, as well as preparation for pivotal studies in bronchiolitis and nontuberculous mycobacteria (NTM) lung infections.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

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Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On August 13, 2018, the Company issued a press release announcing the entry into the Purchase Agreement and Registration Rights Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated as of August 10, 2018, by and between AIT Therapeutics, Inc. and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of August 10, 2018, by and between AIT Therapeutics, Inc. and Lincoln Park Capital Fund, LLC.

99.1	Press Release issued August 13, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIT THERAPEUTICS, INC.

Date: August 13, 2018	By:	/s/ Steven Lisi
	Name:	Steven Lisi
	Title:	Chief Executive Officer

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